UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2019

CLEARWATER PAPER CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34146 (Commission File Number)	20-3594554 (IRS Employer Identification No.)

601 West Riverside Ave., Suite 1100 Spokane, WA (Address of principal executive offices)	99201 (Zip Code)

Registrant’s telephone number, including area code:  (509) 344-5900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchanged on which registered
Common Stock, par value $0.0001 per share	CLW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

Credit Agreements

On July 26, 2019, Clearwater Paper Corporation, a Delaware corporation (the “Company”) entered into (a) a Term Loan Credit Agreement, among the Company, as borrower, the several lenders from time to time parties thereto and JPMorgan Chase Bank, N.A. (“JPMorgan”), as administrative agent (the “Term Loan Credit Agreement”), and (b) an ABL Credit Agreement, among the Company, as borrower, the several lenders from time to time parties thereto and JPMorgan, as administrative agent (the “ABL Credit Agreement” and, together with the Term Loan Credit Agreement, the “Credit Agreements”). The Term Loan Credit Agreement includes a $300 million term loan commitment, which was fully advanced at closing.  The ABL Credit Agreement includes a $250 million revolving loan commitment, subject to borrowing base limitations based on a percentage of applicable eligible receivables and eligible inventory, of which $58 million was advanced at closing.  Subject to certain customary exceptions, the obligations under each of the Credit Agreements are, or will be, guaranteed by each of the Company’s existing and future, direct or indirect, domestic subsidiaries. The obligations of the Company under each Credit Agreement are secured by liens on substantially all of the assets of the Company and each of its domestic subsidiaries that are guarantors under the Credit Agreements.

The Term Loan Credit Agreement matures on July 26, 2026 and the ABL Credit Agreement terminates on July 26, 2024.  The proceeds from the closing date borrowings under the Credit Agreements were used to by the Company to refinance (i) its credit agreement dated as of October 31, 2016, with Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto (as amended the “Commercial Bank Agreement”); (ii) the credit agreement dated as of October 31, 2016, with Northwest Farm Credit Services, PCA, as administrative agent, and the lenders party thereto (as amended, and together with the Commercial Bank Agreement, the “Existing Credit Agreements”); (iii) to pay fees and expenses in connection with the Credit Agreements; and (iv) for working capital purposes.

The Company may, at its option, prepay any borrowings under the Term Loan Credit Agreement, in whole or in part, at any time and from time to time without premium or penalty (except in certain circumstances). Pursuant to the Term Loan Credit Agreement, the Company is required to repay the aggregate outstanding principal amount of the borrowings under the Term Loan Credit Agreement in quarterly installments on the last day of each March, June, September and December, commencing March 31, 2020, and ending with the last such day to occur prior to the maturity date, in an aggregate amount for each such date equal to the aggregate principal amount of the initial loan amount (as such amount may be adjusted pursuant to the prepayment provisions of the Term Loan Credit Agreement) multiplied by 0.25%. In addition, the Company must make mandatory prepayments of principal under the Term Loan Credit Agreement upon the occurrence of certain specified events, including certain asset sales (subject to customary reinvestment rights), debt issuances not permitted under the Term Loan Credit Agreement, and based on a percentage, which may vary from 50% to 0% depending on the Company’s secured leverage ratio, of annual excess cash flows in excess of certain threshold amounts, less any voluntary prepayments of under the Term Loan Credit Agreement. Any remaining outstanding principal balance under the Term Loan Credit Agreement is repayable on the maturity date. Amounts repaid or prepaid by the Company with respect to the loans under the Term Loan Credit Agreement cannot be reborrowed.

The Company may add one or more incremental term loan facilities to the Term Loan Credit Agreement, subject to obtaining commitments from any participating lenders and certain other conditions in an amount not to exceed (1) $100 million, plus (2) the amount of all voluntary prepayments of the Term Loan Credit Agreement (other than prepayments funded with long-term indebtedness), plus (3) an additional amount, so long as after giving effect to the incurrence of such additional amount, the pro forma first lien secured leverage ratio of the Company would not exceed 2.00 to 1.00.  Under the Term Loan Credit Agreement, loans generally may bear interest based on LIBOR or an annual base rate, as applicable, plus, in each case, an applicable margin, when the Company’s leverage ratio is (i) less than or equal to 4.25 to 1.00, of 3.00% per annum in the case of LIBOR loans and of 2.00% per annum in the case of annual base rate loans and (ii) greater than 4.25 to 1.00, of 3.25% per annum in the case of LIBOR loans and of 2.25% per annum in the case of annual base rate loans.

A portion of the ABL Credit Agreement of up to $15 million is available for the issuance of letters of credit.  The Company may also increase commitments under the ABL Credit Agreement in an aggregate principal amount of up to $100 million by obtaining additional commitments from lenders, subject to obtaining commitments from any participating lenders and certain other conditions.  Under the ABL Credit Agreement, loans generally may bear interest based on LIBOR or an annual base rate, as applicable, plus, in each case, an applicable margin that is based on availability (as determined under the ABL Credit Agreement) that may vary from 1.25% per annum to 1.75% per annum in the case of LIBOR loans and 0.25% per annum to 0.75% per annum in the case of annual base rate loans.  In addition, a commitment fee based on unused availability is also payable which may vary from 0.25% per annum to 0.375% per annum.

The Company may, at its option, prepay any borrowings under the ABL Credit Agreement, in whole or in part, at any time and from time to time without premium or penalty (except in certain circumstances). Borrowings under the ABL Credit Agreement are also subject to mandatory prepayment in certain circumstances, including in the event that borrowings exceed applicable borrowing base limits.

The Credit Agreements contain certain customary representations, warranties, and affirmative and negative covenants of the Company and its subsidiaries that restrict the Company’s and its subsidiaries’ ability to take certain actions, including, incurrence of indebtedness, creation of liens, mergers or consolidations, dispositions of assets, repurchase or redemption of capital stock and certain types of indebtedness, making certain investments, entering into certain transactions with affiliates or changing the nature of the Company’s business. The ABL Credit Agreement also contains a financial covenant, which requires the Company to maintain a consolidated fixed charge coverage ratio of not less than 1.10 to 1.00, provided that the financial covenant under the ABL Credit Agreement is only applicable when availability falls below a certain threshold. The obligations under the Credit Agreements may be accelerated or the commitments terminated upon the occurrence of events of default under the Credit Agreements, which include payment defaults, defaults in the performance of affirmative and negative covenants, the inaccuracy of representations or warranties, bankruptcy and insolvency related defaults, cross defaults to other material indebtedness, defaults arising in connection with changes in control, and other customary events of default.

The foregoing descriptions of the Credit Agreements are qualified in their entirety by reference to the Term Loan Agreement, which is attached hereto as Exhibit 10.1, and the Asset Based Lending Credit Agreement, which is attached hereto as Exhibit 10.2, each of which is incorporated by reference herein.

Item 1.02. Termination of a Material Definitive Agreement.

On July 26, 2019, the Company terminated the Existing Credit Agreements.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Form 8-K is incorporated by reference herein in its entirety.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibit Index

Exhibit	Description

10.1	Term Loan Agreement, dated as of July 26, 2019, by and among JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto, and Clearwater Paper Corporation.
10.2	ABL Credit Agreement, dated as of July 26, 2019, by and among JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto, and Clearwater Paper Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 31, 2019

CLEARWATER PAPER CORPORATION

By:	/s/ Michael S. Gadd
Michael S. Gadd, Corporate Secretary

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